Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Name of Grantee:  _________________
Grant Date: ____________________

MANAGEMENT WARRANT

PARADIGM HOLDINGS, INC.

Paradigm Holdings, Inc. (the “Company”) hereby grants to the Grantee named above, who is an employee of the Company or one of its Subsidiaries as of the date hereof, a warrant (“Warrant”) that shall be exercised automatically upon the occurrence of a Liquidity Event, with respect to that number of shares that would equal __% of the shares of common stock (“Common Stock”), par value $.01 per share of the Company that are outstanding as of the Liquidity Date (the “Target Shareholding Percentage”), subject to the terms and conditions set forth herein.

1.             Definitions.  In addition to the terms defined elsewhere in this award agreement (“Award”), capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Company’s Certificate of Designations of the Series A-1 Senior Preferred Stock, as amended from time to time (the “Certificate of Designations”).  The following capitalized terms used in this Award shall have the respective meanings set forth in this Section:

(a)           “1X Threshold” means the cumulative receipt by Investor with respect to the aggregate Investor Investment of an amount equal to the Investor Return.

(b)           “2X Threshold” means the cumulative receipt by Investor with respect to the aggregate Investor Investment of an amount equal to two (2) times the Investor Return.

(c)           “3X Threshold” means the cumulative receipt by Investor with respect to the aggregate Investor Investment of an amount equal to three (3) times the Investor Return.

(d)           “4X Threshold” means the cumulative receipt by Investor with respect to the aggregate Investor Investment of an amount equal to four (4) times the Investor Return.

(e)           “Affiliate” means any Person which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

(f)           “Board” means the Board of Directors of the Company.

(g)          “Code” means the United States Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder from time to time, in each case as amended.

(h)          “Committee” means the Compensation Committee of the Board.

(i)           “Disability” means that the Committee has determined that the Grantee (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (2) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, has been receiving  disability benefits for a period of three (3) months under a disability income replacement plan sponsored by the Company or an Affiliate that covers employees of the Company or an Affiliate.

(j)           “Distribution” means cash distributed to Investor in respect of the aggregate Investor Investment, including without limitation any cash amounts received by way of dividend, distribution, capital return or share buy-back with respect to the Equity Securities and any cash proceeds received by Investor in connection with the sale of any of the Equity Securities but excluding any advisory fees, transaction fees or similar fees, compensation or expense reimbursement paid by the Company or any of its Subsidiaries to Investor.

(k)          “Equity Securities” means (i) all shares of Series A-1 Senior Preferred Stock of the Company held by the Investor and (ii) all Class A Warrants and Class B Warrants of the Company issued to the Investor.

(l)           “Exercise Price” means (i) with respect to the 1X Threshold Shares, the 2X Threshold Shares and the 3X Threshold Shares, $0.081586 per share of Common Stock and (ii) with respect to the 4X Threshold Shares, $0.163172 per share of Common Stock, each as adjusted from time to time in accordance with Section 5.

(m)          “Fair Market Value” means the per share consideration received by holders of Common Stock in connection with a Liquidity Event.

(n)          “Fully Diluted Basis” means, with respect to any determination or calculation, that such determination or calculation is performed on a fully diluted basis (assuming, for the avoidance of doubt, the full exercise of this Warrant, other Warrants and any other then-outstanding warrants of the Company) determined in accordance with generally accepted United States accounting principles as in effect from time to time.

(o)           “Investor” means Hale Capital Partners, L.P. and its Affiliates.

(p)           “Investor Investment” means the cash and other property contributed to the Company or any of its Subsidiaries by Investor with respect to the Equity Securities.

(q)           “Investor Return” means an amount equal to the aggregate amount of the Investor Investment.

(r)           “Liquidity Event” means (1) the acquisition of Common Stock constituting more than 50% of the total fair market value or total voting power of the Company by any one Person or more than one Person acting as a group (excluding the acquisition of additional shares any Person or more than one Person acting as a group that holds more than 50% of the total fair market value or total voting power of the Company and excluding any acquisition by reason of the exercise of warrants held by the Investor), whether by sale, merger, recapitalization or other similar transaction; (2) a sale of all or substantially all of the assets of the Company to any Person or more than one Person acting as a group; or (3) a majority of the members of the Board is replaced during any 12 month period by directors whose appointment is not endorsed by a majority of members of the Board; provided that a Liquidity Event shall constitute a “change in ownership or control” or a “change in effective control” within the meaning of Section 409A of the Code.

(s)           “Return Rate” means, as of any date, the unique positive rate of return (if any) realized through such date determined by analyzing each Investor Investment as cash outflows as of the date each such Investor Investment is made and all Distributions as cash inflows to be applied as a return of such cash outflows and a return on such cash outflows at an annual compound interest rate.

(t)           “Subsidiary” means, with respect to any specified Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more other Subsidiaries of such Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

2.             Vesting and Exercisability.   The aggregate number of shares of Common Stock for which this Warrant shall be vested and automatically exercised on the Liquidity Date shall be equal to:

(a)            in the event the 1X Threshold has been achieved on or prior to the Liquidity Date, such number of shares of Common Stock equal to the product of (i) 50% and (ii) the Target Shareholding Percentage of the shares of Common Stock as of the Exercise Date (such number of shares, the “1X Threshold Shares”) plus

(b)           solely in the event the 2X Threshold has been achieved on or prior to the Liquidity Date, such number of shares of Common Stock equal to the product of (i) 16.65% and (ii) the Target Shareholding Percentage of the shares of Common Stock as of the Exercise Date (such number of shares, the “2X Threshold Shares”); plus

(c)           solely in the event the 3X Threshold has been achieved on or prior to the Liquidity Date, such number of shares of Common Stock equal to the product of (i) 16.65% and (ii) the Target Shareholding Percentage of the shares of Common Stock as of the Exercise Date (such number of shares, the “3X Threshold Shares”); plus

(d)           solely in the event the 4X Threshold has been achieved on or prior to the Liquidity Date, such number of shares of Common Stock equal to the product of (i) 16.7% and (ii) the Target Shareholding Percentage of the shares of Common Stock as of the Exercise Date (such number of shares, the “4X Threshold Shares”).

(e)           If the 1X Threshold has not been achieved on or prior to the Liquidity Date, this Warrant shall automatically be cancelled effective as of the Liquidity Date, and thereafter the Grantee shall not be entitled to any right, benefit or entitlement with respect to this Warrant.

3.             Payment.  Payment in respect of Warrants that are exercised on a Liquidity Date shall be made in a cash following the occurrence of the Liquidity Event on the same date(s) as paid to shareholders of the Company and, except with respect to amounts held back or placed in escrow in connection with the Liquidity Event, in no event later than December 31 of the year in which the Liquidity Event occurs and shall equal (before any reduction for withholding taxes in accordance with Section 8(a) herein or hold backs or escrows as set forth in any transaction documents) an amount determined by multiplying (i) times (ii):

(i) is the number of shares of Common Stock with respect to which the Warrant is being exercised in accordance with Section 2; and

(ii) is the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise, over (B) the Exercise Price.

Provided, however, that the payment hereunder shall be reduced by any amount required to be held back or placed in escrow by reason of the consummation of the transactions contemplated by the Liquidity Event.  To determine the portion of the hold back or escrow allocable to the Grantee, the Grantee will be deemed to hold that number of shares of Common Stock that is equal to the unreduced payment amount determined above, divided by the Fair Market Value of one share of Common Stock on the date of exercise.  The Grantee will be entitled to share in the subsequent payment of any amounts held back or placed in escrow on the same basis as other holders of Common Stock of the Company, provided that such payments must be made by no later than the fifth anniversary of the Liquidity Event.  Unless otherwise determined by the Company, the Grantee shall not be entitled to receive shares of stock upon exercise of the Warrant.

4.             Termination of Service.  In the event of the Company terminates the Grantee’s employment, or the Grantee’s employment is terminated by reason of death or Disability, within six months prior to the Liquidity Date, this Warrant shall remain outstanding and eligible to vest until the Liquidity Date.  Except as set forth in the immediately preceding sentence, in the event any other termination of employment for any reason, this Warrant shall automatically be cancelled and terminate and be of no further force or effect.

5.             Certain Adjustments.  In the event of a stock dividend, stock or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of SFAS No. 781 (or any successor accounting standard), the Committee, without liability to any person, may make such substitution or adjustment, if any, as it deems, in its sole discretion, to be equitable, as to (i) the number and/or kind of shares of stock or other securities issued or reserved for issuance pursuant to this Warrant, (ii) the Exercise Price and/or (iii) any other affected terms of this Warrant.  The Committee may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in the preceding sentence.

6.             Transferability.  This Award is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise (including without limitation by reason of divorce or marital separation), other than by will or the laws of descent and distribution or as permitted by the Administrator.

7.             Governing Law; Venue; Waiver Of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the state of Nevada.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Montgomery County and the United States District Court for the District of Maryland, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The company hereby waives all rights to a trial by jury.

8.	Miscellaneous.

(a)           Taxes.  Payments upon exercise of a Warrant shall be subject to and reduced by all applicable tax withholdings.

(b)           Notices.  Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(c)           Section 409A of the Code.  It is intended that this Agreement comply with the requirements of Section 409A of the Code, and the Administrator shall interpret the Agreement consistent therewith.  In the event that amounts are held back or placed in escrow in connection with a Liquidity Event and such payments are subsequently paid as provided under Section 3, the initial payment and each subsequent payment shall be treated as a “separate payment” for purposes of Section 409A.

(d)           Effect on Employment; No Shareholder Rights.  Neither the grant of this Warrant, nor the exercise of this Warrant, will give the Grantee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her employment at any time, nor does it grant rights to the Grantee as a shareholder of the Company.

(e)           Expiration.  All or any portion of the Warrant granted hereunder that remains unexercised on [●], 2017 (the “Expiration Date”), shall expire automatically and this Award shall automatically terminate.

(f)           Committee.  The Committee has discretionary authority, subject only to the express provisions of this Warrant, to interpret this Warrant and modify or waive the terms and conditions of this Warrant; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of this Warrant.  Determinations of the Committee made under this Warrant will be conclusive and will bind all parties.

(g)           Entire Agreement.  This Warrant shall be binding on and inure to the benefit of the parties hereto and, subject to Section 6, their successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Grantee any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant Award Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.  The Company may (by written action of the Committee) at any time or times amend this Warrant for any purpose which may at the time be permitted by law; provided that, except as otherwise expressly provided in this Warrant, the Company may not, without the Grantee’s consent, alter the terms of this Warrant so as to affect materially and adversely the Grantee’s rights under this Warrant.

(h)           Headings.  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(i)           Severability.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Agreement as of the Grant Date listed above.

PARADIGM HOLDINGS, INC.

By:
Name:
Title:

The foregoing Warrant Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the Grant Date listed above.

By:
Grantee’s Signature

Grantee’s name and address:

[Insert Grantee’s name and address]